UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to sec. 240.14a-12

MONSTER DIGITAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MONSTER DIGITAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Monster Digital, Inc., a Delaware corporation (the “Company”), to be held on June 15, 2017 at 1:00 p.m. Pacific Daylight Time at The Courtyard by Marriott, 191 Cochran Street, Simi Valley, CA 93065.

The Annual Meeting of the Company is being held for the following purposes:

1.	To elect five (5) members to the Board of Directors to serve for one-year terms ending at the 2017 annual meeting of stockholders;
2.	To approve, on an advisory basis, the compensation of our named executive officers;
3.	To approves an amendment of our 2012 Omnibus Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 970,350 shares to 1,370,350 shares;
4.	To approve an amendment to our certificate of incorporation to authorize the Board of Directors, if it so chooses, to affect a reverse stock split by a ratio of not less than one-for-two (1:2) and not greater than one-for-four (1:4).
5.	To ratify the appointment of CohnReznick LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017; and
6.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Our Board has fixed the close of business on April 28, 2017 as the record date (the “Record Date”) for determining those stockholders who will be entitled to vote at the Annual Meeting.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 31, 2017, is enclosed with this notice. The following proxy statement and enclosed proxy card are being sent to each stockholder as of the Record Date. You are cordially invited to attend the Annual Meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy card and return it in the enclosed postage paid envelope. The giving of this proxy card will not affect your right to vote in person in the event you find it convenient to attend. Please return the proxy card promptly to avoid the expense of additional proxy solicitation. If you are a stockholder who owns shares through a nominee and attends the Annual Meeting, you must obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on
June 15, 2017: This Proxy Statement and the Annual Report on Form 10-K for the year ended
December 31, 2016 are available at https://MonsterDigital.com/pages/investor-relations

FOR THE BOARD OF DIRECTORS
/s/ David H. Clarke David H. Clarke, Chairman and Chief Executive Officer Dated: May 3, 2017 Simi Valley, CA

MONSTER DIGITAL, INC.

PROXY STATEMENT

For Annual Meeting to be Held on
June 15, 2017, 1:00 p.m., Pacific Daylight Time

The enclosed proxy is solicited by the board of directors (the “Board”) of Monster Digital, Inc. (“we,” “us,” “our”, the “Company,” or “Monster Digital”), a Delaware corporation, in connection with the Annual Meeting of Stockholders of the Company to be held on June 15, 2017 at 1:00 p.m. Pacific Daylight Time at The Courtyard by Marriott, 191 Cochran Street, Simi Valley, CA 93065 (the “Annual Meeting”). The approximate mailing date for this proxy statement and the enclosed proxy is May 15, 2017.

The purpose of the Annual Meeting is to vote on the following items of business: (1) the election of five directors to our Board to serve one-year terms ending at the 2017 annual meeting of stockholders; (2) approval on an advisory basis of the compensation of our named executive officers; (3) approval of an amendment of our 2012 Omnibus Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 970,350 shares to 1,370,350 shares; (4) approval of an amendment to our certificate of incorporation to authorize the Board of Directors, if it so chooses, to affect a reverse stock split by a ratio of not less than one-for-two (1:2) and not greater than one-for-four (1:4); (5) ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and (6) transaction of such other business as may properly come before the meeting or any adjournments thereof.

Annual Report

Our annual report to stockholders for the fiscal year ended December 31, 2016 will be concurrently provided to each stockholder at the time we send this proxy statement and the enclosed proxy card and is not to be considered a part of the proxy soliciting material.

Voting Information

Record Date; Quorum; Voting Rights

Holders of our common stock of record at the close of business on April 28, 2017 (“the Record Date”) will be entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. There were 8,005,011 shares of common stock issued and outstanding as of the Record Date. Each share of our common stock is entitled to one vote on each matter to be voted on at the Annual Meeting, and the presence, in person or by proxy, of holders of a majority of the outstanding shares of our common stock, is necessary to constitute a quorum for the Annual Meeting. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned to solicit additional proxies. Stockholders may not cumulate their votes.

Voting Your Proxy

Your vote is important. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the Annual Meeting, we urge you to vote in advance. Please follow the appropriate instructions described below:

Stockholder of Record: Shares Registered in Your Name — If you are a stockholder of record, you may vote in person at the Annual Meeting or you may vote by mail by completing, signing, dating and returning the accompanying proxy card in the prepaid envelope provided or you may vote electronically via the Internet. To vote by Internet, go to https://secure.corporatestock.com/vote.php and follow the instructions to cast your vote. You will need to have your 12-digit control number located on your proxy card. Please do not return the enclosed paper ballot if you are voting by Internet. You may still attend the Annual Meeting and vote in person if you have already voted by proxy or given your proxy authorization. Stockholders of record may vote in person by attending the Annual Meeting and completing a ballot distributed at the meeting.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent — Stockholders who hold their shares beneficially in “street name” through a nominee (such as a bank or broker) may be able to vote by telephone, the Internet or mail. To vote by Internet, go to http://www.proxyvote.com. You should follow the instructions you receive from your nominee to vote those shares. If you are a stockholder who owns shares through a nominee and you attend the Annual Meeting, you may vote in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

We are not aware of any matter to be presented at the Annual Meeting other than that described in this proxy statement. If, however, other matters properly are brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your common stock or act on those matters according to their best judgment, including adjournment of the Annual Meeting.

How the Board Recommends that You Vote

Our Board recommends the following votes:

(1) “FOR” the election of the five (5) nominees for director named herein;

(2) “FOR” approval, in an advisory vote, of the compensation paid to our named executive officers;

(3) “FOR” approval of an amendment of our 2012 Omnibus Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 970,350 shares to 1,370,350 shares;

(4) “FOR” approval of an amendment to our certificate of incorporation to authorize the Board of Directors, if it so chooses, to affect a reverse stock split by a ratio of not less than one-for-two (1:2) and not greater than one-for-four (1:4); and

(5) “FOR” ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

Counting of Votes

Your shares will be voted in accordance with your instructions on your duly executed and returned proxy card. If you submit the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

(1) “FOR” the election of the five (5) nominees for director named herein;

(2) “FOR” approval, in an advisory vote, of the compensation paid to our named executive officers;

(3) “FOR” approval of an amendment of our 2012 Omnibus Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 970,350 shares to 1,370,350 shares;

(4) “FOR” approval of an amendment to our certificate of incorporation to authorize the Board of Directors, if it so chooses, to affect a reverse stock split by a ratio of not less than one-for-two (1:2) and not greater than one-for-four (1:4); and

(5) “FOR” ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Representatives of our transfer agent will assist us in the tabulation of the votes.

Abstentions and Broker Non-Votes

An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote.

A “broker non-vote” occurs on a matter when a broker does not vote on a particular proposal because it has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares with respect to that proposal. Brokers that hold shares of common stock in a “street name” for customers that are the beneficial owners of those shares generally have discretionary authority to vote on routine matters without specific instructions from their customers. However, brokers generally do not have discretionary voting power (i.e. they cannot vote) on non-routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on the rules of the various regional and national exchanges of which the brokerage firm is a member.

Abstentions and broker non-votes will count toward the presence of a quorum. Refer to each proposal for a discussion of the effect of abstentions and broker non-votes on the results of each proposal.

Revoking Your Proxy

Any proxy given may be revoked by the person giving it at any time prior to its use by notifying the Corporate Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, or by attending and voting in person at the Annual Meeting. The Company’s address for this purpose is 2655 First Street, Suite 250, Simi Valley, California 93065.

Postponement or Adjournment of the Annual Meeting

If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and will be voted at the postponed or adjourned meeting. You would still be able to revoke your proxy until it was voted.

Voting Results of the Annual Meeting

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of elections and published in a Current Report on Form 8-K, which we will file with the SEC within four business days after the Annual Meeting.

Solicitation of Proxies

The cost of this solicitation of proxies will be borne by the Company. The Company will solicit stockholders by mail. The Company may, in a limited number of circumstances, use the services of its officers and regularly engaged employees to solicit proxies, personally or by telephone, without additional compensation. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of the common stock of the Company.

Delivery of Proxy Materials to Households

“Householding” is a program, approved by the Securities and Exchange Commission (the “SEC”), which allows companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy material to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in “street name,” your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that it will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

Interest of Executive Officers and Directors

None of the Company’s executive officers or directors or any of their associates has any interest in any of the matters to be acted upon at the Annual Meeting, except, with respect to potential grants under the 2012 Plan, and with respect to each director, to the extent that a director is named as a nominee for election to the Board.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board currently consists of five (5) directors whose terms expire as of the Annual Meeting. Accordingly, five (5) directors will be elected at our Annual Meeting. Our Bylaws give the Board the authority to establish, increase or decrease the number of directors.

Upon recommendation of the Nominating Committee, the Board has nominated David H. Clarke, Jonathan Clark, Robert Machinist, Christopher Miner, and Steven Barre for election to our Board. If elected, each nominee will serve as a director until our annual meeting of stockholders in 2018 and until his or her successor is elected and qualified.

Unless you otherwise instruct us, your properly executed proxy that is returned in a timely manner will be voted for election of each of these five nominees. Each of the nominees currently serves on our Board and each has advised the Company of his willingness to serve as a member of the Company’s Board, if elected. If, however, any of these nominees should be unable or should fail to act as a nominee because of an unexpected occurrence, your proxy will be voted for such other person as the holders of your proxy, acting in their discretion, may determine. You can find information about the nominees below under the section “Board of Directors and Executive Officers.”

Vote Required

You may vote in favor or withhold your vote as to any or all of the nominees. If a quorum exists at the Annual Meeting, the affirmative vote of a plurality of the shares present or in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of each nominee for director. There is no cumulative voting for the Board. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of all of the nominees. Shares that are withheld will have no effect on the outcome of the election of directors. Broker non-votes will not be counted and also will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF
THE DIRECTOR NOMINEES.

PROPOSAL NO. 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required pursuant to Section 14A of the Securities Exchange Act of 1934, we are giving our stockholders the opportunity to approve, on an advisory basis, the compensation of our named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. We currently include this advisory vote on our executive compensation every three years.

Our named executive officer compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. The Compensation Committee believes an effective compensation program is one that is designed to align the interests of executive officers with those of our stockholders by tying long-term incentive compensation to financial performance and ultimately to the creation of stockholder value. The Compensation Committee believes that it has taken a responsible approach to compensating our named executive officers.

Please read the “Executive Compensation” section of this proxy statement for additional details about our executive compensation program.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Monster Digital, Inc. hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Monster Digital, Inc.’s proxy statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory and therefore not binding on the Company, our Compensation Committee or our Board. However, our Board and our Compensation Committee value the views of our stockholders expressed in their votes and will consider the outcome of this vote when determining future compensation arrangements for our named executive officers.

Vote Required

This vote is advisory and therefore is not binding on us, our Board or our Compensation Committee. The affirmative vote of a majority of all votes cast at the Annual Meeting is required for advisory approval of this proposal. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted “for” this proposal. Abstentions will have the same effect as voting against the proposal. Brokers are not authorized to vote without instructions on this proposal and therefore, broker non-votes will not be deemed votes cast and will have no effect on the vote outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3

APPROVAL OF AN AMENDMENT OF THE COMPANY’S 2012 OMNIBUS INCENTIVE PLAN

General

We are asking our stockholders to approve an amendment of our 2012 Omnibus Incentive Plan (the “2012 Plan”). We use the 2012 Plan to attract and retain key talent, encourage stock ownership by our employees, non-employee directors and consultants, to better align with governance best practices, and to receive a federal income tax deduction for certain compensation paid under the 2012 Plan. The proposed amendment of the 2012 Plan will increase the number of shares of our common stock reserved for issuance under the plan by 400,000 shares. The purpose of amending the 2012 Plan is to enable us to continue to attract and retain talented employees, non-employee directors and consultants. Our board of directors believes that the proposed increase of 400,000 shares of our common stock represents a reasonable amount of potential equity dilution and allows us to continue awarding equity incentives, which are an important component of our overall compensation program. The board unanimously approved the amendment and restatement of the 2012 Plan, subject to approval of our stockholders at this annual meeting. As of April 20, 2017, the closing sales price of a share of our common stock as reported on the NASDAQ Capital Market was $0.76. As of April 20, 2017, the potential number of participants in the 2012 Plan was approximately 20. As of April 20, 2017, a total of 234,949 shares of our common stock remained available for issuance under the 2012 Plan.

We believe strongly that the approval of the amendment of the 2012 Plan is essential to our success. Our employees are our most valuable assets. Stock options, stock appreciation rights and the other awards permitted under the 2012 Plan are vital to our ability to attract and retain outstanding and highly skilled employees, especially in the competitive labor markets in which we compete. These awards also are crucial to our ability to motivate employees to achieve our goals. The terms of the 2012 Plan are designed to allow us to continue to attract, retain and motivate people whose skills and performance are critical to our success. We will continue to monitor the environment in which we operate and make changes to our equity compensation program to help us meet our goals, including achieving long-term stockholder value.

Subject to stockholder approval, we plan to register the additional 400,000 shares reserved under the 2012 Plan on a Registration Statement on Form S-8.

A general description of the principal terms of the 2012 Plan is set forth below. This description is qualified in its entirety by the terms of the 2012 Plan.

2012 Omnibus Incentive Plan

We have adopted a 2012 Omnibus Incentive Plan (the “Plan”). An aggregate of 970,350 shares of our common stock is reserved for issuance and available for awards under the Plan, including incentive stock options granted under the Plan. The Plan administrator may grant awards to any employee, director, consultant or other person providing services to us or our affiliates. As of March 17, 2017, options to acquire an aggregate of 10,100 shares and 16,834 shares of common stock at a per share exercise price of $31.92 and $4.50, respectively, have been granted under the Plan. In addition, an aggregate of 708,467 stock and restricted stock grants have been made under the Plan.

The Plan shall be initially administered by the Board. The Plan administrator has the authority to determine, within the limits of the express provisions of the Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Board may at any time amend or terminate the Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards previously made under the Plan without the consent of the recipient. No awards may be made under the Plan after the tenth anniversary of its effective date.

Awards under the Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted stock Units, performance share or Unit awards, other stock-based awards and cash-based incentive awards.

Stock Options.  The Plan administrator may grant to a participant options to purchase our common stock that qualify as incentive stock options for purposes of Section 422 of the Internal Revenue Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Plan administrator. The exercise price for stock options will be determined by the Plan administrator in its discretion, but non-qualified stock options and incentive stock options may not be less than 100% of the fair market value of one share of our company’s common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted. Stock options must be exercised within a period fixed by the Plan administrator that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise period may not exceed five years. At the Plan administrator’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of our common stock held by the participant or in any other form of consideration acceptable to the Plan administrator (including one or more forms of “cashless” or “net” exercise).

Stock Appreciation Rights.  The Plan administrator may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised. The exercise price for a SAR will be determined by the Plan administrator in its discretion; provided, however, that in no event shall the exercise price be less than the fair market value of our common stock on the date of grant.

Restricted Shares and Restricted Units.  The Plan administrator may award to a participant shares of common stock subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period. The Plan administrator also may award to a participant Units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted Units”). The terms and conditions of restricted share and restricted Unit awards are determined by the Plan administrator.

Performance Awards.  The Plan administrator may grant performance awards to participants under such terms and conditions as the Plan administrator deems appropriate. A performance award entitles a participant to receive a payment from us, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the Plan administrator.

Other Stock-Based Awards.  The Plan administrator may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted shares, restricted Units, or performance awards. The terms and conditions of each other stock-based award will be determined by the Plan administrator. Payment under any other stock-based awards will be made in common stock or cash, as determined by the Plan administrator.

Cash-Based Awards.  The Plan administrator may grant cash-based incentive compensation awards, which would include performance-based annual cash incentive compensation to be paid to covered employees subject to Section 162(m) of the Code. The terms and conditions of each cash-based award will be determined by the Plan administrator.

Dividend Equivalents.  The Plan administrator may provide for the payment of dividends or dividend equivalents with respect to any shares of common stock subject to an award under the Plan.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes the aggregate stock and option awards held by our named executive officers as of December 31, 2016.

	Option Awards			Stock Awards
Name	Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date	Number of shares of stock that have not vested		Market value of shares of stock that have not vested
David Olert	16,834	4.50	7/7/2026	25,000	(1)	43,750
Marc Matejka(2)	18,000	4.50	7/7/2026	25,000		43,750

(1)	Mr. Olert was granted an additional 15,000 shares in January 2017.
(2)	Mr. Matejka’s status as Vice President, Operations was terminated in March 2017 and all options and shares were forfeited.

Vote Required

This Proposal 3 requires the affirmative vote of a majority of the outstanding shares of our common stock and Preferred Stock voting together as a single class on an as-converted to common stock basis. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions and broker non-votes will have the same effect as vote “against” this Proposal 3. The proxy holders will vote your shares in accordance with your instructions. If you have not given specific instructions to the contrary, your shares will be voted “FOR” the approval of this Proposal 3.

OUR BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENT OF THE 2012 PLAN TO INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE FOR GRANT UNDER THE PLAN FROM 970,350 SHARES TO 1,370,350 SHARES IS IN THE BEST INTERESTS OF BOTH OUR STOCKHOLDERS AND THE COMPANY AND RECOMMENDS A VOTE “FOR” THE AMENDMENT.

PROPOSAL 4

REVERSE STOCK SPLIT

Introduction

Our Board has unanimously approved and recommended to our stockholders an amendment to our certificate of incorporation, as amended (“Certificate of Incorporation”), to authorize the Board of Directors, if it so chooses, to affect a reverse stock split by a ratio of not less than one-for-two (1:2) and not greater than one-for-four (1:4), with the exact ratio to be set as a whole number within this range determined by our Board and a related reduction in the authorized number of shares of our common stock based on the reverse stock split ratio set by the Board (except in the case of a one-for-two ratio in which case no adjustment to the number of authorized shares of Common Stock will be made) (collectively, the “Reverse Stock Split”). If this Proposal 4 is approved, our Board may (but is not required to) effect the Reverse Stock Split on or before December 31, 2018, which is the end of our fiscal year 2018, without further stockholder approval. Even if this Proposal 4 is approved, our Board may decide not to affect the Reverse Stock Split at all if it determines that the Reverse Stock Split is not an effective course of action to achieve corporate objectives.

The Reverse Stock Split will have no effect on the par value of our common stock. The Company will pay cash in lieu of any fractional shares resulting from the Reverse Stock Split. The Reverse Stock Split will have the effect of reducing the number of outstanding shares of common stock by the chosen ratio and also will reduce the number of authorized shares of common stock by the chosen ratio, except in the case of a one-for-two reverse split ratio. The proposed form of amendment to our Certificate of Incorporation to implement the Reverse Stock Split is attached to this proxy statement as Annex A (the “Certificate of Amendment”).

Reasons for the Reverse Stock Split

Our common stock is listed on the NASDAQ Capital Market which has a continued listing requirement of $1.00 per share. The common stock has recently at times been trading below $1.00 per share. Our Board is submitting this Reverse Stock Split to our stockholders for approval with the primary intent of giving us the flexibility to increase the market price of our common stock to enhance our ability to maintain the listing requirements of the NASDAQ Capital Market and to make our common stock more attractive to a broader range of institutional and other investors.

We value our listing on the NASDAQ Capital Market and will consider implementing the Reverse Stock Split in order to assist in maintaining such listing. In addition, we also believe that the low market price of our common stock impairs its acceptability to important segments of the financial community and the investing public. Many investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. We believe that the low market price of our common stock has reduced the effective marketability of those shares because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Finally, the internal guidelines of many institutional investors prohibit the purchase of stock trading below certain minimum prices, typically $1.00 to $5.00.

In order to provide maximum flexibility, we are submitting this proposal with a range of exchange ratios of not less than one-for-two (1:2) and not greater than one-for-four (1:4). The need for the broad range is due to the volatility of the stock price which ranged from a high of $4.01 to a low of $0.76 during the twelve months prior to April 20, 2017.

We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining whether to implement the Reverse Stock Split and selecting the exchange ratio, our Board will consider factors such as:

•	Maintaining the listing standards of NASDAQ Stock Market;
•	The status of the common stock listing on the NASDAQ Capital Market and the listing standards of other stock exchanges; and
•	The historical trading price and trading volume of our common stock;
•	The number of shares of our common stock outstanding;
•	The then prevailing trading price and trading volume for our common stock;
•	The anticipated impact of the Reverse Stock Split on the trading price of and market for our common stock; and
•	Prevailing general market and economic conditions.

Reducing the number of outstanding shares of our common stock through a reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Our Board will have sole discretion as to the exact timing and precise exchange ratio of the Reverse Stock Split within the range of ratios specified in this Proposal 4 until December 31, 2018, which is the end of our fiscal year 2018. Our Board may also determine that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders and decide to abandon the Reverse Stock Split, at any time before, during or after the Annual Meeting and prior to its effectiveness, without further action by the stockholders.

Effect of the Reverse Split on Our Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board, a minimum of two and a maximum of four shares of existing common stock will be combined into one new share of common stock. In addition, the authorized number of shares of our common stock will be reduced based on the reverse stock split ratio set by the Board to the extent set forth in the table below. For example, if the Board determines to set the ratio to combine three shares of existing common stock into one new share of common stock, the authorized number of shares of common stock will be amended to be one-third of the existing number of authorized shares (i.e., equal to the adjustment to the outstanding shares in the reverse stock split). No change will be made to the number of authorized shares of common stock if the reverse stock split ratio is set by the Board at two shares combined into one share.

The table below shows, as of April 20, 2017, the number of authorized shares of common stock and the approximate number of outstanding shares of common stock (excluding Treasury shares) that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares) based on the 8,005,011 shares of common stock issued and outstanding as of such date:

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split	Number of Authorized Shares of Common Stock Following the Reverse Stock Split
[1-for-2]	4,002,506	100,000,000
[1-for-3]	2,668,337	100,000,000
[1-for-4]	2,001,253	100,000,000

The actual number of shares issued and outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except that, as described below in “— Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive cash in lieu of such fractional share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The Reverse Stock Split will result in the number of authorized shares of common stock being reduced based on the equivalent of the Reverse Stock Split ratio determined by the Board other than in the case of a one-for-two reverse split in which case no change will be made to the number of authorized shares of common stock. Authorized but unissued shares of our common stock and preferred stock are available for future issuance as may be determined by our Board without further action by our stockholders, unless stockholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction. These additional shares may be issued in the future for a variety of corporate purposes including, but not limited to, raising additional capital, corporate acquisitions and equity incentive plans. Except for a stock split or stock dividend, future issuances of common shares will dilute the voting power and ownership of our existing stockholders and, depending on the amount of consideration received in connection with the issuance, could also reduce stockholders’ equity on a per share basis.

The Reverse Stock Split could, under certain circumstances, have an anti-takeover effect (for example, by enhancing our ability to approve future issuances that could dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction involving the Company with another company). This Proposal 4 is not being made in response to any effort of which the Board is aware to accumulate shares of our common stock or obtain control of the Company nor does the Company currently have any plans, proposals or arrangements to issue for any purpose, including future acquisitions or financings, any of the newly available authorized shares of common stock resulting from a change in the authorized shares.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing (the “Effective Time”) of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment that will affect the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to our Certificate of Incorporation, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware by the close of business on December 31, 2018, our Board will abandon the Reverse Stock Split.

After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to affect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Exchange of Stock Certificates and Elimination of Fractional Share Interests

As soon as practicable after filing the certificate of amendment to our Certificate of Incorporation effecting a Reverse Stock Split with the Secretary of State of Delaware, stockholders will receive instructions for the exchange of their common stock certificates for new certificates representing the appropriate number of shares of common stock after the Reverse Stock Split. However, if permitted, the Company may elect to affect the exchange in the ordinary course of trading as certificates are returned for transfer. In either event, each current certificate representing shares of common stock will until so exchanged be deemed for all corporate purposes after the filing date to evidence ownership of our common stock in the proportionately reduced number. An exchange agent may be appointed to act for stockholders in effecting the exchange of their certificates.

Stockholders should NOT destroy any stock certificates or submit their stock certificates now. You should submit them only after you receive instructions from us or our exchange agent.

No service charges, brokerage commissions or transfer taxes will be payable by any stockholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we intend to pay cash as follows:

•	If a stockholder’s shares are held in street name, payment for the fractional shares will be deposited directly into the stockholder’s account with the organization holding the stockholder’s shares.
•	If the stockholder’s shares are registered directly in the stockholder’s name, payment for the fractional shares will be made by check, sent to the stockholder directly from our transfer agent upon receipt of the properly completed and executed transmittal letter and original stock certificates.
•	The amount of cash to be paid for fractional shares will be equal to the product obtained by multiplying:
▪	The average closing price of our common stock as reported by the NASDAQ Capital Market for the five trading days immediately preceding the date of the Reverse Stock Split, or if our common stock is not at such time traded on the NASDAQ Capital Market, then as reported on the primary trading market for our common stock; and
▪	The amount of the fractional share.

Those stockholders who hold less than the number of shares set forth in the Reverse Stock Split ratio would be eliminated as a result of the payment of fractional shares in lieu of any fractional share interest in connection with the Reverse Stock Split. The Board reserves the right to aggregate all fractional shares for cash and arrange for their sale, with the aggregate proceeds from such sale being distributed to the holders of fractional shares on a pro rata basis.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by our Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares.

Accounting Matters

This proposed amendment to our Certificate of Incorporation will not affect the par value of our common stock per share, which will remain $0.0001 par value per share. As a result, as of the Effective Time, the stated capital attributable to common stock will be proportionately reduced based on the applicable ratio used in the Reverse Stock Split and the additional paid-in capital account on our balance sheet will not be materially affected due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year.

No gain or loss will be recognized by us as a result of the Reverse Stock Split.

No Appraisal Rights

Stockholders have no rights under Delaware law or under our charter documents to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

Vote Required

This Proposal 4 requires the affirmative vote of a majority of the outstanding shares of our common stock and Preferred Stock voting together as a single class on an as-converted to common stock basis. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions and broker non-votes will have the same effect as vote “against” this Proposal 4. The proxy holders will vote your shares in accordance with your instructions. If you have not given specific instructions to the contrary, your shares will be voted “FOR” the approval of this Proposal 4.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REVERSE STOCK SPLIT AS DESCRIBED IN THIS PROPOSAL 4.

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has recommended the reappointment of CohnReznick LLP (“Cohn”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The Company appointed Cohn as its independent registered public accounting firm in June 2014.

The stockholders are being requested to ratify the reappointment of Cohn at the Annual Meeting. If the selection is not ratified, it is contemplated that the appointment of Cohn for 2017 may be permitted to stand in view of the difficulty and the expense involved in changing independent auditors on short notice, unless the Audit Committee finds other compelling reasons for making a change. Even if the selection is ratified, the Audit Committee and the Board may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. The Company anticipates that a representative of Cohn will attend the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate stockholder questions.

Audit Fees

Audit fees include fees for the audit of the Company’s annual consolidated financial statements, fees for the reviewing of the Company’s interim consolidated financial statements, and fees for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. In 2016 and 2015 this included reviews related to our Public Offering. The aggregate fees billed by CohnReznick LLP for the professional services rendered to the Company for the audit of the Company’s annual consolidated financial statements for the fiscal years 2016 and 2015, reviews of quarterly consolidated financial statements on Form 10-Q and our Form S-1 filings were $389,000 and $464,000, respectively.

All other Fees

There were no other fees for services by CohnReznick LLP in the fiscal years 2016 and 2015.

Determination of Auditor Independence

There were no non-audit services provided by CohnReznick LLP that would need to be considered in determining auditor independence.

Pre-Approval Policy

In accordance with our Audit Committee Charter, the Audit Committee pre-approves all auditing services and permitted non-audit services, if any, to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The scope of the pre-approval includes pre-approval of all fees and terms of engagement, including those performed for purposes of providing comfort letters and statutory audits. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

Our Audit Committee regularly reviews and determines whether specific non-audit projects or expenditures with our independent registered public accounting firm potentially affect its independence.

REPORT OF THE AUDIT COMMITTEE

The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference), and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

The Audit Committee consists of three non-employee directors who are independent under the standards adopted by our Board and applicable NASDAQ Stock Market Rules and SEC regulations. The Audit Committee represents and assists the Board in fulfilling its responsibility for oversight and evaluation of the quality and integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s registered public accounting firm, CohnReznick LLP, and the performance of the Company’s internal controls and of its public accounting firm.

The Audit Committee has reviewed and discussed with the Company’s management and internal finance staff and Cohn, with and without management present, the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2016. The Audit Committee has also discussed with Cohn the results of the independent auditors’ examinations and the judgments concerning the quality, as well as the acceptability, of the Company’s accounting principles and such other matters that the Company is required to discuss with the independent auditors under applicable rules, regulations or generally accepted auditing standards (including the Auditing Standard No. 16 as issued by the Public Company Accounting Oversight Board).

In addition, the Audit Committee has received the written disclosures and the letter from Cohn required by applicable requirements of the Public Company Accounting Oversight Board regarding their communications with the Audit Committee concerning independence, and has discussed with Cohn their independence from the Company and management, including whether their provision of non-audit services to us is compatible with maintaining their independence, the scope of the audit and the fees paid to Cohn during the year.

Based on our review and the discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

AUDIT COMMITTEE

Robert Machinist, Chairman
Christopher Miner
Steven Barre

Vote Required

You may vote in favor or against this proposal or you may abstain from voting. Assuming a quorum is present at the Annual Meeting, the affirmative vote of a majority of all votes cast at the Annual Meeting is required to ratify the appointment of Cohn as our independent registered public accounting firm for 2017. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the ratification of the appointment of Cohn as our independent registered public accounting firm. Abstentions will have the same effect as votes cast against this proposal. Broker non-votes are not expected because brokers and other nominees that do not receive instructions are entitled to vote on this matter. However, should a broker non-vote occur, it will not be counted as a vote cast and will have no effect on the result of the vote (i.e. it will be neither a vote “for” nor “against” the proposal).

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors, their respective positions and their respective ages as of April 20, 2017 are as follows:

Name	Age	Position(s)
David H. Clarke	75	Chairman and Chief Executive Officer and Director
Jonathan Clark	57	Interim President and Director
David Olert	63	Senior Vice President, Finance and Chief Financial Officer
Stephen R. Brownsell	46	Executive Vice President
Robert B. Machinist	62	Director
Christopher M. Miner	65	Director
Steven Barre	57	Director

David H. Clarke — Chairman and Chief Executive Officer.  Mr. Clarke has served as Chief Executive Officer and President since December 2015 and has served as a director since September 2015. Mr. Clarke also serves on the board of Omega Protein, Inc., an animal and human nutritional company listed on the NYSE. Mr. Clarke was chairman of Hong Kong-based United Pacific Industries, Limited, a conglomerate listed on the Hong Kong Stock Exchange. He also served as a director of United Pacific Industries, Limited from 2004 to 2014. Previously he was Chairman and Chief Executive Officer of Jacuzzi Brands from June 1995 through October 2006.

Mr. Clarke also spends a portion of his time managing the business and affairs of GSB Holdings, Inc., a family-owned entity engaged in real estate development and investments only in investments and which is not involved in any industries in which our company currently competes. Although he may potentially face a conflict regarding the allocation of time between our business and the other business interests of GSB Holdings, Inc. Mr. Clarke has agreed to devote as much time to the management of our business and affairs as is necessary for the proper conduct of our business and affairs. We expect Mr. Clarke will devote at least 90% of his time to our operations.

Jonathan Clark — Interim President and Director.  Mr. Clark joined our board of directors in July 2016 and became our Interim President in October 2016. From 2009 to 2016, Mr. Clark was the Chief Executive Officer and President of Priority Posting and Publishing, Inc., a real estate services provider to trustees, law firms and banking related organizations. From 1988 to 2009 he held a number of executive positions, including President and Chief Executive Officer of Sundance Spas, Inc. Mr. Clark holds doctorate degrees in Psychology from the American Behavioral Studies Institute and a Bachelor of Business Degree from California State University — Fullerton.

David Olert — Vice President, Finance and Chief Financial Officer.  Mr. Olert has served as the Chief Financial Officer and Vice President, Finance since September 2015. Prior to his appointment, he served as Chief Financial Officer for InterMetro Communications a publicly traded long-distance provider, since July 2007. Mr. Olert is a certified public accountant and holds a Masters of Business Administration from William Howard Taft University and a Bachelors in Computer Science Concentration from Barry University.

Stephen R. Brownsell — Executive Vice President.  Mr. Brownsell was recently promoted to Executive Vice President and previously served as a Vice President since joining the Company in October 2016. Mr. Brownsell is a management executive with over twenty years of international marketing experience. Previously, from August 2009, he was Vice President, Marketing, Business Development and Business Strategy at Priority Posting and Publishing, Inc. Prior to that, he held multiple marketing executive positions that included a position as a marketing executive at Hilton International Hotels. Mr. Brownsell is a graduate of Oxford University in the UK and has a Master’s Degree from Wake Forest University.

Robert B. Machinist — Director.  Mr. Machinist joined our board of directors in July 2016. Mr. Machinist is the Chairman of CIFC Corp. and has been a member of that board since December 2004. He is currently Chairman of the Board of Advisors of MESA, a merchant bank specializing in media and entertainment industry transactions. Mr. Machinist also runs a private family investment company. In addition, he is a member of the boards of directors of United Pacific Industries, a publicly listed Hong Kong company, and Maimonides Medical Center. He was the Chairman of Atrinsic, a publicly-listed interactive media company, through 2008. From 1998 to December 2001, Mr. Machinist was managing director and head of investment banking for the Bank of New York and its Capital Markets division. From January 1986 to November 1998, he was president and one of the principal founders of Patricof & Co. Capital Corp. (and its successor companies), a multinational investment banking business, until its acquisition by the Bank of New York. Mr. Machinist received a B.A. from Vassar College.

Christopher M. Miner — Director.  Mr. Miner joined our board of directors in July 2016. Since January 2014, Mr. Miner has been a member of the board of director of Ascentra Holdings, Inc. (formerly Interush Holdings), a multi-level marketer, acting as its President from October 2015 through December 2016. Subsequently, Mr. Miner retained the Ascentra director position through March and is currently on the board of the Ascentra Philippine subsidiary. Mr. Miner most recently served as a director to Craig Wireless, Ltd. a publicly traded telecommunications company. He joined Craig Wireless as a consultant in 2010, was elected to the board in 2011 and served through February 2012, continuing as consultant until end of 2012. Mr. Miner was previously director of Cali-West, a manufacturing, construction and service company in the car care industry until 2010 when he sold the business. For nearly eight years Mr. Miner was active on the board of Herbalife International, a public reporting Health and Wellness Company. Mr. Miner was part of the special committee that managed the sale of Herbalife in 2002 and also chaired or participated in audit, compensation, and finance committees. Early technology engagements included serving as CFO of a NASDAQ reporting company, Technology Marketing Inc., and integration of several acquisitions substantially increasing company performance and valuation. In 1989 he founded Workstation Technologies, an international development company and marketer of compression and videoconferencing products to major telecommunication and computer manufacturers. Mr. Miner earned a Masters in Business Administration from the California State University in 1976 and Bachelors from the University of New York in 1973.

Steven C. Barre — Director.  Mr. Barre joined our board of directors in November 2016. Mr. Barre is currently the Founder and President of Verona Group Inc., a real estate investment company. From 2008 to 2012, he was a member of the Board of Directors at Tigrent Inc., an educational program provider, and he served as its Chief Executive Officer from 2010 to 2012. Prior to this, Mr. Barre was Senior Vice President, General Counsel and Secretary of NYSE listed Jacuzzi Brands, Inc. Mr. Barre earned a B.S. from Cornell University and a JD from Columbia Law School.

Each of our officers serves at the discretion of our board of directors. Each of our directors holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

Our Board has determined that each of the non-management directors, Robert Machinist, Christopher Miner and Steven Barre, who collectively constitute a majority of our Board, is an “independent” director as defined by the listing standards of the NASDAQ Stock Market currently in effect and approved by the SEC and all applicable rules and regulations of the SEC. All members of the Audit, Compensation and Nominating Committees satisfy the “independence” standards applicable to members of each such committee. Our Board made this affirmative determination regarding these directors’ independence based on discussion with the directors and on its review of the directors’ responses to a standard questionnaire regarding employment and compensation history; affiliations, family and other relationships; and transactions with the Company. The Board considered relationships and transactions between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The purpose of the Board’s review with respect to each director was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the NASDAQ Stock Market Rules.

Board Committees

Our board of directors has established an audit committee, compensation committee and nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

Our audit committee consists of Steven Barre, Robert Machinist and Christopher Miner, with Mr. Machinist acting as the chair. The audit committee consists solely of directors which satisfy the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chair of our audit committee is a person who our board of directors has determined is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our audit committee is a person who our board of directors has determined has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at this determination, the board examines each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector. The primary functions of this committee includes:

•	reviewing and approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;
•	evaluating the performance of our independent registered public accounting firm and deciding whether to retain their services;
•	monitoring the rotation of partners on the engagement team of our independent registered public accounting firm;
•	reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management, including a review of disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”
•	considering and approving or disapproving all related party transactions;
•	reviewing, with our independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our financial controls;
•	conducting an annual assessment of the performance of the audit committee and its members, and the adequacy of its charter; and
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters.

Compensation Committee

Our compensation committee consists of Robert Machinist, Steven Barre and Christopher Miner, with Mr. Miner acting as the chair. The compensation committee consists solely of directors whom our board of directors has determined to be independent under Nasdaq listing standards, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. The functions of this committee includes:

•	determining the compensation and other terms of employment of our chief executive officer and our other executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;
•	reviewing and recommending to the full board of directors the compensation of our directors;
•	evaluating and administering the equity incentive plans, compensation plans and similar programs advisable for us, as well as reviewing and recommending to our board of directors the adoption, modification or termination of our plans and programs;
•	establishing policies with respect to equity compensation arrangements;
•	if required, reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” and recommending to the full board its inclusion in our periodic reports to be filed with the SEC; and
•	reviewing and evaluating, at least annually, the performance of the compensation committee and the adequacy of its charter.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Steven Barre, Robert Machinist and Christopher Miner, with Mr. Barre acting as the chair. Our nominating and corporate governance committee consists solely of directors whom our board of directors has determined to be independent under Nasdaq listing standards. The functions of this committee includes:

•	reviewing periodically and evaluating director performance on our board of directors and its applicable committees, and recommending to our board of directors and management areas for improvement;
•	interviewing, evaluating, nominating and recommending individuals for membership on our board of directors;
•	reviewing and recommending to our board of directors any amendments to our corporate governance policies; and
•	reviewing and assessing, at least annually, the performance of the nominating and corporate governance committee and the adequacy of its charter.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of business conduct and ethics will be available on our website at www.monsterdigital.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements. The inclusion of our website address in this report does not include or incorporate by reference into this report the information on or accessible through our website.

Attendance of Directors at Board Meetings and Annual Meeting of Stockholders

During the year ended December 31, 2016, our Board met five times. Each of the current directors who was on the Board during 2016 attended 100% of the aggregate number of meetings held by the Board and those committees of the Board on which he served during 2016.

The Company does not have a policy requiring its directors to attend the Annual Meeting of Stockholders.

Board Leadership Structure

The Company does not have a policy regarding whether the Chairman and Chief Executive Officer roles should be combined or separated. Rather, our Board retains flexibility to choose its Chairman in any way that it deems best for the Company at any given time. The Company currently has a combined Chairman and CEO position. David H. Clarke serves as our Chairman of the Board and Chief Executive Officer. The Board believes that Mr. Clarke’s in-depth knowledge of the businesses and operations of the Company best equips him to lead Board meetings and focus the Board discussions on the most critical issues, as well as fostering greater communication between the Company’s management and the Board.

The Board believes that other aspects of the current leadership structure ensure effective independent Board leadership and oversight of management. For example, the independent directors meet in executive sessions without the CEO or other members of management present. Executive sessions are led by our lead independent director Mr. Robert Machinist. An executive session is typically held in conjunction with each regularly scheduled Audit Committee meeting and other sessions may be called by the Audit Committee Chairman in his own discretion or at the request of the Board. Except as set forth above, the independent directors did not meet in executive session in 2016.

The Board’s Role in Risk Oversight

Our Company faces a variety of risks, including investment risk, liquidity risk, and operational risk. Our Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or committee thereof, (3) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and (4) integrate risk management into Company decision-making. It is management’s responsibility to manage the day-to-day risks that we face and bring to the Board’s attention the most material risks to the Company.

The Board has oversight responsibility of the processes established by management to report and monitor systems for material risks applicable to the Company, with the oversight of certain risk areas delegated to board committees. For example, our Compensation Committee is responsible for assessing risks associated with our compensation programs and arrangements. Our Audit Committee is responsible for overseeing management of certain financial, accounting and regulatory risks. The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The Board also works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.

The Director Nomination Process

The Nominating Committee considers nominees from all sources, including stockholders. Stockholder nominees are evaluated by the same criteria used to evaluate potential nominees from other sources. Our Board will consist of a majority of directors who qualify as “independent” directors within the meaning of the listing standards of the NASDAQ Stock Market, as the same may be amended from time to time. Minimally, nominees should have a reputation for integrity, honesty and adherence to high ethical standards. They should have demonstrated business experience and the ability to exercise sound judgment in matters related to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision-making process of the Company. In addition, a nominee should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of the Company or to fulfill the responsibilities of a director.

Although the Board does not maintain a formal policy regarding diversity, the value of diversity on our Board is considered and the particular or unique needs of the Company shall be taken into account at the time a nominee is being considered. The Nominating Committee seeks a broad range of perspectives and considers both the personal characteristics (gender, ethnicity, age) and experience (education, industry, professional, public service) of directors and prospective nominees to the Board. Our Nominating Committee and Board believe that a diverse representation on the Board fosters a healthy, comprehensive, and balanced deliberative and decision-making process that is essential to the continued effective functioning of the Board and continued success of the Company.

Additionally, the Nominating Committee considers the respective qualifications needed for directors serving on various committees of the Board, and serving as chairs of such committees, should be taken into consideration. In recruiting and evaluating nominees, the Nominating Committee considers the appropriate mix of skills and experience and background needed for members of the Board and for members of each of the Board’s committees, so that our Board and its committees have the necessary resources to perform their respective functions effectively. The Nominating Committee also believes that a prospective nominee should be willing to limit the number of other corporate boards on which he or she serves so that the proposed director is able to devote adequate time to his or her duties to the Company, including preparing for and attending Board and committee meetings. In addition, the re-nomination of existing directors is not viewed as automatic, but based on continuing qualification under the criteria set forth above. In addition, the Nominating Committee will consider the existing director’s performance on the Board and on any committee on which such director serves, which will include attendance at Board and committee meetings.

Director Nominees by Stockholders

The Nominating Committee will consider nominees recommended in good faith by our stockholders as long as these nominees for the appointment to the Board meet the requirements set forth above. Possible candidates who have been suggested by stockholders are evaluated by the Board in the same manner as are other possible candidates. Stockholders wishing to suggest a qualified director candidate for review and consideration by the Nominating Committee must provide a written statement to our corporate secretary that includes the following information: a statement that the proposing stockholder is recommending a candidate for consideration by the Nominating Committee; the candidate’s credentials and contact information; and the candidate’s written consent to be considered a candidate. Such information can be sent to Monster Digital, Inc., 2655 Park Center Drive, Unit C, Simi Valley, California 93065, Attention: Corporate Secretary.

The Nominating Committee may request further information about the stockholder recommended candidate in order to comply with any applicable laws, rules or regulations or to the extent that such information is required to be provided by such stockholder pursuant to any applicable laws, rules or regulations. If a stockholder submits a director recommendation in compliance with the procedure described above, the Nominating Committee will conduct an initial evaluation of the proposed nominee and, if it determines the proposed nominee may be a qualified candidate, the Nominating Committee and one or more members of our management team will interview the proposed nominee to determine whether he or she might be suitable to be a director. If the Nominating Committee determines the proposed nominee would be a valuable addition to our Board, based on the criteria for board membership described above and our Board’ specific needs at the time, it will recommend to our Board such person’s nomination. In connection with its evaluation, the Nominating Committee may request additional information from the proposed nominee and/or the proposing stockholder.

Family Relationships

There are no family relationships among any of the officers and directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation we paid to our executive officers for the fiscal years ended December 31, 2016 and 2015:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		All Other Compensation ($)		Total ($)
David H. Clarke Executive Chairman of the Board(1)	2015	—	—	905,707	(2)	50,000	(3)	955,707
	2016	—	—	—		—		—
David Olert Chief Financial Officer	2015	44,115	—	—		2,347	(5)	46,462
	2016	198,596	46,250	—		13,574	(5)	258,420
Marc Matejka(4) Vice President — Operations	2015	69,231	—	—		4,316	(5)	73,547
	2016	170,211	—	—		9,529	(5)	179,740
Stephen R. Brownsell(6) Executive Vice President	2015	—	—	—		—		—
	2016	40,808	—	—		2,400	(7)	43,208
Jonathan Clark(8) Interim President and Director	2015	—	—	—		—		—
	2016	55,000	—	—		3,000	(7)	58,000
Jawahar Tandon Chief Executive Officer(9)	2015	250,000	—	—		60,112	(10)	310,112
	2016	9,615	—	—		16,021	(10)	25,636
Thomas Dulek Chief Financial Officer(11)	2015	—	—	—		99,999	(12)	99,999
	2016	—	—	—		—		—
Vivek Tandon President and Chief Operating Officer(13)	2015	225,000	—	—		19,277	(14)	244,277
	2016	190,844	—	—		14,495	(14)	205,339

(1)	Mr. Clarke resigned as our Executive Chairman of the Board in December 2015 and currently serves as our Chairman and Chief Executive Officer.
(2)	An aggregate of 164,974 shares were issued to Mr. Clarke in 2015. As described further in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Fair Value Measurements”, factors included in the valuation of common stock include the present value of future cash flows, capital structure, valuation of comparable companies, exiting licensing agreements and the growth prospects for our product line. These factors were incorporated into an income approach and a market approach in order to derive an overall valuation of our common stock of $5.49 with respect to such issuances.
(3)	Represents unpaid expenses incurred further to the consulting contract and will be converted into shares of common stock and warrants further to the Conversion.
(4)	Mr. Matejka’s status as Vice President, Operations was terminated in March 2017.
(5)	Represents medical premiums.
(6)	Mr. Brownsell joined the Company in October, 2016.
(7)	Represents automobile expense allowance.
(8)	Mr. Clark became the Interim President of the Company in October, 2016.
(9)	Mr. Tandon resigned as Chief Executive Officer in December 2015 and became our Chairman of the Board. Mr. Tandon’s employment agreement with our company was terminated effective with his resignation as Chief Executive Officer. Mr. Tandon resigned as Executive Chairman of the Board in June 2016. He is currently a consultant.
(10)	Consists of payments by us for medical and dental premiums of $27,748, automobile expenses of $17,764 and country club membership of $14,600 in 2015 and medical and dental insurance premiums of $16,021 in 2016. Mr. Tandon’s automobile expense and country club reimbursement was discontinued for 2016.

(11)	Mr. Dulek’s status as Chief Financial Officer was terminated in June 2015.
(12)	Although named Chief Financial Officer of our company, Mr. Dulek rendered services as a consultant; all amounts are classified as consulting payments.
(13)	Vivek Tandon served as President and Chief Operating Officer from October 2014 through December 2015 when he resigned from such positions and became our Executive Vice President — Operations. His current annual salary is $180,000.
(14)	Includes automobile expenses of $19,277 in 2015 and medical and dental insurance premiums of $14,495 in 2016. Mr. Tandon’s automobile expense reimbursement was discontinued for calendar 2016.

Employment Agreements and Termination of Employment and Change of Control Arrangements

We have an Executive Employment Agreement with David Olert, our Chief Financial Officer. Further to this Agreement, Mr. Olert is paid a base salary of $195,000. On July 7, 2016, Mr. Olert was granted 25,000 shares of restricted stock under our Plan as well as 16,835 stock options under the Plan at a per share price of $4.50. Mr. Olert received an additional 15,000 shares of restricted stock in January 2017.

In addition, Mr. Olert’s Executive Employment Agreement contains the following provisions:

* The agreement is for a one year term but renews automatically on the anniversary date of each year unless terminated by either party with 30 days’ notice.

* The Agreement provides that Mr. Olert shall be eligible to earn a bonus. It is currently anticipated that the Compensation Committee will set the bonus plan within 60 days of the beginning of each fiscal year. Within 45 days following the end of the calendar year, the Board shall determine whether and in what amount Mr. Olert has earned bonus for the prior calendar year. Notwithstanding the foregoing, determination of Mr. Olert’s entitlement to Bonus and amounts shall be determined exclusively by the Board in its sole discretion. General factors the board may consider in his bonus determination include our company’s financial performance, the level of responsibility, and contribution and performance of Mr. Olert. Evaluation of these and other factors is subjective and no fixed, relative weights are assigned to the factors given.

* The Agreement provides that one-third ( 1/3) of the restricted stock and stock options granted thereunder shall vest on each anniversary of the date thereof. Any unvested shares of restricted stock and stock options in the amount proportional to the time held will vest upon any termination of Mr. Olert’s employment other than termination of the Agreement by our company for “cause” or due to the voluntary resignation by the executive in the absence of “good reason”. Mr. Olert may be able to receive additional stock options and/or restricted stock from time to time at the sole discretion of the Compensation Committee and the Board.

* As long as Mr. Olert remains a full-time employee of our company, he shall be entitled to apply to participate in such executive benefit plans and programs as we may from time to time offer or provide to executives of our company at similar levels, including, but not limited to, any life insurance, health and accident, medical and dental, disability and retirement plans and programs.

* In the event of the termination of the Agreement by us without “cause” or due to the voluntary resignation by Mr. Olert for “good reason”, he shall be entitled to a severance payment equal to  1/3 of his then Base Salary, payable in accordance with our customary payroll practices.

CEO Compensation

Mr. Clarke serves as Chief Executive Officer without cash compensation, other than reimbursement of his reasonable work-related expenses. He does not have an employment agreement with the Company. We issued Mr. Clarke 84,170 shares of our common stock in May 2015 further to a consulting contract. Further to David Clarke’s agreement to become Executive Chairman of the Board, in October 2015 we issued Mr. Clarke an additional 67,337 shares of our common stock. In December 2015 Mr. Clarke became our Chief Executive Officer and President and we issued him an additional 13,467 shares of our common stock. Finally, in January 2017, we issued him an additional 175,000 shares of our common stock in recognition of his continued service to the Company.

Non-Employee Director Compensation

Our board of directors has established a compensation program for our non-employee, independent directors. Each such director receives an initial share or stock option grants of up to 15,000 shares; subsequent equity grants will be subject to the review and approval of the full board of directors. It is currently intended that cash fees may also be paid to our non-employee independent directors at such time as our financial status improves in such amounts as will be determined by those disinterested board members.

In May 2016, we entered into a ten-week consulting agreement with Jonathan Orban, a former director. Further to the agreement, we agreed to pay Mr. Orban $250 per hour but no more than $10,000 per week. We also agreed to pay all of Mr. Orban’s expenses incurred in connection with the performance of his consulting duties in an amount not to exceed $20,000. The Agreement was mutually terminated in October 2016 and we paid Mr. Orban an aggregate of $80,000 in connection therewith. Mr. Orban no longer serves the Company in any capacity.

In June 2016, we entered into a one year consulting agreement with Jawahar Tandon, our former Chief Executive Officer and a former director. Further to the agreement, issued Mr. Tandon 125,000 restricted shares of our common stock. Mr. Tandon agreed with the underwriters pf our initial public offering not to directly or indirectly sell, offer, contract or grant any option to sell, pledge, transfer (excluding intra-family transfers, transfers to a trust for estate planning purposes or to his beneficiaries upon his death), or otherwise dispose of or enter into any transaction which may result in the disposition of any such shares without the prior written consent of Axiom Capital Management, Inc., as representative of the underwriters, for a period of twelve months after the date of this report. We also agreed to pay all of Mr. Tandon’s pre-approved reasonable expenses incurred in connection with the performance of his consulting duties.

Advisory Board

We have created an advisory board to provide us with advice and assistance on various matters regarding unmet industry needs and opportunities, customer feedback on existing products, proposed product offerings and assessment of other strategic corporate matters. None of the members of all advisory board can be an officer or employee of our company and we seek to have members which are opinion leaders in their respective fields. Our sole current advisory board member is Noel Lee, the owner and Chief Executive Officer of Monster, Inc. We have entered into an advisory board agreement with Mr. Lee whereby we are reimbursed for certain of his out-of-pocket expenses incurred in connection with company-related business. The agreement contemplates a perpetual term commencing August 2015 to continue until (i) either party elects to terminate the agreement at any time after August 2017 or (ii) we elect to terminate the agreement immediately upon Mr. Lee’s breach or suspected breach of certain of the confidentiality provisions of the agreement. In addition, Mr. Lee was issued a warrant to purchase up to 191,289 shares of our common stock at a per share exercise price of $14.85. We will seek to add other industry leaders to our advisory board in the future as opportunities present themselves.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2016 regarding compensation plans, including any individual compensation arrangements, under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	26,934	$13.95	227,449
Equity compensation plans not approved by security holders	—	—	—
Total	26,934	NA	227,449

As of April 20, 2017, there were 234,949 shares available for issuance pursuant to the Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of April 14, 2017 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth as of April 20, 2017 certain information with respect to beneficial ownership of our common stock based on 8,005,011 issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of more than 5% of the outstanding common stock of our company;
•	Each named executive officer;
•	Each director; and
•	All of the executive officers and directors as a group.

The number of shares of our common stock outstanding as of April 20, 2017 excludes 434,276 shares of our common stock issuable upon the exercise of outstanding options and warrants. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Monster Digital, Inc., 2655 First Street, Suite 250, Simi Valley, California 93065.

Name and Address of Beneficial Owner	Title	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Directors and Named Executive Officers
David H. Clarke	Chief Executive Officer and Chairman of the Board	857,181	(1)	10.6%
Jonathan Clark	Interim President and Director	250,000		3.0%
Stephen R. Brownsell	Executive Vice President	135.000		1.7%
David Olert	Senior Vice President, Finance and CFO	56,834	(2)	*
Robert B. Machinist	Director	15,000		*
Christopher Miner	Director	15,000		*
Steven Barre	Director	15,000		*
Officers and Directors as a Group (total of 8 persons)		1,344,015	(2)(3)	15.7%
5% Stockholders:
Monster Inc.(4)		590,697		7.2%
Noel Lee(4)(5)		590,697		7.2%

*	Represents beneficial ownership of less than 1% of the outstanding common stock.
(1)	Includes 442,191 shares held by Mr. Clarke, 18,068 shares held by Leslie Clarke, Mr. Clarke’s wife, and 355,928 shares held by GBS Holdings, Inc., an entity which may be deemed controlled by Mr. Clarke but which is owned by Leslie Clarke and the children of Mr. Clarke. Also includes warrants to purchase 30,472 shares of common stock held by Mr. Clarke and 45,522 shares of common stock held by GBS Holdings, Inc. Mr. Clarke may be deemed the indirect beneficial owner of these securities since he has shared sale, voting and investment control over the securities with his wife. The address of GSB Holdings, Inc. and Mr. Clarke is 14179 Laurel Trail, Wellington, Florida 33414.
(2)	Includes stock options to purchase 16,834 shares of common stock.

(3)	Includes warrants to purchase 30,472 shares of common stock held by Mr. Clarke and 45,522 shares of common stock held by GBS Holdings, Inc.
(4)	Represents 382,575 shares held by Monster, Inc. and warrants to purchase 208,122 shares of common stock held by Noel Lee, the Chief Executive Officer and sole shareholder of Monster, Inc.
(5)	Mr. Lee may be deemed the indirect beneficial owner of these securities since he has sole sale, voting and investment control over the securities. The address of Monster, Inc. and Mr. Lee is 455 Valley Drive, Brisbane, CA 94005.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s securities are currently registered under Section 12 of the Securities Exchange Act of 1934, as amended. As a result, and pursuant to Rule 16a-2, the Company’s directors and officers and holders of 10% or more of its common stock are currently required to file statements of beneficial ownership with regards to their ownership of equity securities under Sections 13 or 16 of the Exchange Act. We have been informed that David H. Clarke, our Chief Executive Officer and Chairman of the Board, has inadvertently failed to file reports as required by Section 16 of the Securities Exchange Act of 1934, as amended, for our year ended December 31, 2016. These consisted of his failure to file Form 4s as required with respect to issuances of securities to him during fiscal 2016 after his appointment as President in September 2015, all as detailed in the sections herein entitled “Executive Compensation”, “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions”. We have been informed that Mr. Clarke has been made aware of these filing delinquencies and plans to make remedial filings as soon as practicable. Based on a review of written representations from our executive officers and directors and a review of Forms 3, 4 and 5 furnished to us, we believe that during the fiscal year ended December 31, 2016, directors, officers and more than 10% owners, other than Mr. Clarke, filed reports required by Section 16(a) of Exchange Act on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Loans

From time to time since inception, we have obtained certain related party loans from and advances Tandon Enterprises, Inc. a company controlled and owned by Jawahar Tandon, a director and our former Executive Chairman of the Board and Chief Executive Officer, and Devinder Tandon, a former director. The proceeds of the loans provided us with working capital. For the years ended December 31, 2015 and 2014, the net amount borrowed was $(151,000) and $460,000, respectively. However, as of June 22, 2016, we were indebted to Tandon Enterprises, Inc. in the amount of $346,100. The loans and advances were non-interest bearing and had no maturity date. Tandon Enterprises, Inc. converted all outstanding net amounts lent and advanced to our company into shares of common stock and warrants immediately prior to consummation of our initial public offering at the initial public offering price of the shares of common stock so offered.

David H. Clarke, our Chief Executive Officer and one of our principal stockholders, agreed that a $100,000 promissory note owed to him by our company made in September 2015, which note bears interest at 5% per annum, plus any interest accrued but unpaid thereon, as well as an aggregate of approximately $50,000 owed to Mr. Clarke under his prior consulting arrangement with our company, the total amounts owing to Clarke known as the Clarke Obligation, automatically converted immediately prior to the consummation of our initial public offering into a number of shares of common stock and warrants equal to the principal amount of the Clarke Obligation divided by the initial public offering price of the shares so offered (33,333 shares of common stock and 33,333 warrants).

Other Arrangements

Tandon Enterprises, Inc. agreed that $346,100 owed to it by our company automatically converted immediately prior to the consummation of our initial public offering into a number of shares of common stock and warrants equal to the principal amount of the obligation divided by the initial public offering price of the shares so offered (76,911 shares of common stock and 76,911 warrants).

Consulting Agreements

In May 2016, we entered into a 10-week consulting agreement with Jonathan Orban, a director, which becomes effective on the effective date of our initial public offering. The Agreement may be extended. Further to the agreement, we agreed to pay Mr. Orban $250 per hour but no more than $10,000 per week. We also agreed to pay all of Mr. Orban’s expenses incurred in connection with the performance of his consulting duties in an amount not to exceed $20,000. This Agreement was terminated in October 2016 and in connection therewith we paid Mr. Orban the aggregate sum of $80,000.

In June 2016, we entered into a one year consulting agreement with Jawahar Tandon, our former Chief Executive Officer. Further to the agreement, we issued Mr. Tandon 125,000 restricted shares of our common stock. We also agreed to pay all of Mr. Tandon’s pre-approved reasonable expenses incurred in connection with the performance of his consulting duties.

Cancellation of Shares

Pursuant to the Conversion, Jawahar Tandon and Devinder Tandon offered in the aggregate to each holder who agreed to convert Bridge Notes into shares of common stock and warrants or who purchased shares of our Series A Preferred Stock, which automatically converts into shares of common stock and warrants, one share from Mssrs. Tandon’s beneficial holdings for each share of common stock issued further to the aforementioned Conversion (but excluding shares issuable upon exercise of the warrants issued further to the Conversion) (the “Conversion Additional Shares”). For the sake of expediency, we will issue the Conversion Additional Shares directly to such holders and Mssrs. Tandon (and Tandon Enterprises, Inc. as described below) will cancel in the aggregate an equivalent number of shares beneficially held by them for each Conversion Additional Share referenced further to the previous sentence. The D Tandon Irrevocable Family Trust beneficially owned 479,065 shares of common stock prior to the Conversion; as a result of the Conversion, all shares held by the D Tandon Irrevocable Family Trust were cancelled. Further to a Share Cancellation Agreement dated June 1, 2016 by and among our company, the D Tandon Irrevocable Family Trust, the J Tandon Irrevocable Family Trust and Tandon Enterprises, Inc. (the “Share Cancellation

Agreement”), Tandon Enterprises, Inc. and the J Tandon Irrevocable Family Trust agreed to cancel any shortfall in the number of shares that the D Tandon Irrevocable Family Trust would have been required to cancel further to the Conversion. As a result of the aforementioned shortfall, Tandon Enterprises Inc. canceled all 67,337 shares held by it prior to the Conversion and all 72,863 shares to be issued to it as described above further to the Conversion. Further to the Share Cancellation Agreement, the J Tandon Irrevocable Family Trust agreed to cancel any shortfall in the number of shares that Tandon Enterprises agreed to cancel to cover any referenced shortfall by the D Tandon Irrevocable Family Trust. The J Tandon Irrevocable Family Trust owned 647,651 shares of common stock prior to the Conversion; as a result of the Conversion, all shares held by the J Tandon Irrevocable Family Trust were cancelled. Further to the Share Cancellation Agreement, we agreed to issue any additional shares that the D Tandon Irrevocable Family Trust, the J Tandon Irrevocable Family Trust and Tandon Enterprises, Inc. could not cancel to cover shares that were required to be cancelled further to the Conversion. As all shares held by the D Tandon Irrevocable Family Trust, the J Tandon Irrevocable Family Trust and Tandon Enterprises, Inc. were cancelled further to the Conversion, and based upon the public offering price of $4.50 per share, we issued 134,043 shares of common stock to investors in the Conversion.

Arrangements with WestPark Capital

Reorganization

In August 2012, SDJ, the predecessor of Monster Digital, became a wholly-owned subsidiary of Monster Digital (formerly known as WRASP 35, Inc. which changed its name to AOTS 35, Inc., a company wholly owned by WP Financial, an affiliate of WestPark Capital) further to a share exchange agreement. In connection with this reorganization, 100% of the issued and outstanding securities of SDJ were exchanged for securities of Monster Digital. An aggregate of 1,169,068 shares of common stock was issued to the shareholders of SDJ. Prior to the closing of the reorganization, the then-controlling stockholder of Monster Digital, WP Financial, agreed to the cancellation of an aggregate of 1,234,868 shares and warrants to purchase an aggregate of 1,871,991 shares of common stock held by it such that there were 198,670 shares of common stock and warrants to purchase an aggregate of 39,392 shares of common stock owned by it immediately after the reorganization.

WP Financial did not receive any consideration for the cancellation of the shares and warrants. The cancellation of the shares and warrants was accounted for as a contribution to capital. The number of shares and warrants cancelled was determined based on negotiations between WP Financial and SDJ. The parties to the transaction acknowledged that a conflict of interest existed with respect to the negotiations for the terms of the reorganization due to, among other factors, the fact that WestPark was advising SDJ in the transaction. The shareholders of SDJ negotiated an estimated value of SDJ and its subsidiaries and an estimated value of Monster Digital (based on the mutually desired capitalization of the company resulting from the reorganization) which therefore determined the capitalization of Monster Digital following the reorganization.

In addition, we paid a $155,000 success fee to WestPark for services being provided in connection with the reorganization, including coordinating the reorganization process, interacting with the principals of Monster Digital pre-reorganization and negotiating the definitive agreement for the reorganization of SDJ with Monster Digital, conducting a financial analysis of SDJ, conducting due diligence on SDJ and managing the interrelationship of legal and accounting activities. We also paid a $95,000 fee to WestPark for providing the use of Monster Digital for the reorganization.

Richard Rappaport, the former President of each of AOTS 35, Inc. (renamed Monster Digital, Inc.) and its indirect controlling stockholder through his control of WP Financial prior to the reorganization, indirectly holds a 100% interest in WestPark, an underwriter for our initial public offering, due to the fact that he is the sole owner of the membership interests of the parent company of WestPark. Neither Mr. Rappaport nor WP Financial received any benefits in their individual capacities related to the transactions described above, except for WP Financial’s retention of shares in Monster Digital.

Private Placements

WestPark Capital acted as our placement agent in connection with a private placement from October 2015 to February 2016 of promissory notes consisting of $3.36 million loaned to our company a 22.5% loan organization fee payable on maturity, which is on the earlier of October 2016 or the closing date of our initial public offering, and a flat fee interest rate of 15%. In connection therewith we paid WestPark Capital commission and expenses of $454,000.

WestPark Capital acted as our placement agent in connection with a private placement of up to $3.0 million of our Series A Preferred Stock which we commenced in March 2016. In connection therewith we paid Westpark Capital a 10% commission and a 3% non-accountable expense allowance, as well as certain legal and other expenses of Westpark Capital.

Westpark Capital is acting as a sales agent in connection with our current private placement of common stock and warrants. As of March 17, 2017, we paid Westpark Capital commission of approximately $31,000 further to this private placement.

Other Arrangements

In December 2013 and January 2014, David H. Clarke, our Chief Executive Officer, beneficially loaned Westpark Capital Financial Services LLC, the parent company of WestPark Capital, Inc., an aggregate of $350,000 evidenced by promissory notes bearing interest at 5% per annum and due five years from the date of issuance. In connection therewith Westpark Capital Financial Services LLC transferred to Mr. Clarke 7,659 shares of our common stock held by it and warrants to purchase up to 7,659 shares of our common stock held by it. The exercise price of the warrants is $14.85 and the warrants expire in 2017. All such loans and equity transfers were made by Westpark Capital Financial Services LLC prior to Mr. Clarke becoming our Chief Executive Officer. All such notes remain outstanding.

Prior to our initial public offering, Westpark Capital beneficially held over 5% of our common stock. WestPark Capital transferred 111,257 shares of the common stock held by it and warrants to purchase 35,537 shares of common stock to associated persons at WestPark Capital and to third parties further to prior contractual commitments; each of the transferees represented that he/she/it was an accredited investor.

Policies and Procedures for Transactions with Related Persons

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. All of the transactions described above were entered into prior to the adoption of such policy, but after presentation, consideration and approval by our board of directors.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Proposals to be Included in Proxy Statement

Stockholders are hereby notified that if they wish a proposal to be included in our proxy statement and form of proxy relating to the 2018 annual meeting of stockholders, they must deliver a written copy of their proposal no later than April 1, 2018. If the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials.

Proposals to be submitted for the Annual Meeting

A stockholder may wish to have a proposal presented at the 2017 annual meeting, but not to have such proposal included in the Company’s proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not received by the Company at its principal executive offices on or before September 20, 2017 (45 calendar days prior to the anniversary of the mailing date of this proxy statement), then such proposal shall be deemed “untimely” for purposes of Securities and Exchange Commission Rule 14a-4(c).

If the date of our 2018 annual meeting has been changed by more than 30 days from the date of our 2017 annual meeting, stockholders’ written notices must be received by us a reasonable time before we begin to print and mail proxy materials for our 2018 annual meeting.

Mailing Instructions

Proposals should be delivered to Monster Digital, Inc., 2655 First Street, Suite 250, Simi Valley, California 93065, Attention: Secretary. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail, return receipt requested.

STOCKHOLDER COMMUNICATION WITH THE BOARD

Stockholders who wish to contact any of our directors either individually or as a group may do so by writing to c/o David Olert, Monster Digital, Inc., 2655 First Street, Suite 250, Simi Valley, California 93065, or by telephone at (805) 381-5469 specifying whether the communication is directed to the entire Board or to a particular director. Submitting stockholders should indicate they are a stockholder of our company. Company personnel will screen stockholder communications and depending on the subject matter, will forward the inquiry to the chairman of our Board, who may forward the inquiry to a particular director if the inquiry is directed towards a particular director; forward the inquiry to the appropriate personnel within our company (for instance, if it is primarily commercial in nature); attempt to handle the inquiry directly (for instance, if it is a request for information about our company or a stock-related matter); or not forward the inquiry if it relates to an improper or inappropriate topic or is otherwise irrelevant.

OTHER BUSINESS

The Board does not know of any other matter to be acted upon at the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxy holders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

BY ORDER OF THE BOARD
/s/ David H. Clarke David H. Clarke, Chief Executive Officer on behalf of the Board of Directors Dated: May 3, 2017 Simi Valley, CA

ANNUAL MEETING OF STOCKHOLDERS OF

MONSTER DIGITAL, INC.

June 15, 2017, 1:00 p.m., Pacific Daylight Time

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

☐ Please detach along perforated line and mail in the envelope provided. ☐

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

1. TO ELECT FIVE DIRECTORS
Nominees
01 David H. Clarke 02 Jonathan Clark 03 Robert Machinist 04 Christopher Miner 05 Steven Barre

FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

2. TO APPROVE THE ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. TO APPROVE AN AMENDMENT OF THE COMPANY’S 2012 OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER FROM 970,350 SHARES TO 1,370,350 SHARES	FOR ☐	AGAINST ☐	ABSTAIN ☐
4. TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO AFFECT A REVERSE STOCK SPLIT BY A RATIO OF NOT LESS THAN ONE-FOR-TWO (1:2) AND NOT GREATER THAN ONE-FOR-FOUR (1:4)	FOR ☐	AGAINST ☐	ABSTAIN ☐
5. TO RATIFY THE SELECTION OF COHNREZNIK LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.	FOR ☐	AGAINST ☐	ABSTAIN ☐

As to any other matters that may properly come before the meeting or any adjournment thereof, the proxy holders are authorized to vote in accordance with their judgment.

Please indicate if you plan to attend this meeting:   Mark here and indicate any change of address below. ☐

YES ☐         NO ☐

Please sign exactly as your name(s) appear hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature           Date           Signature (Joint Owners)                       Date

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ELECTION OF THE DIRECTOR NOMINEES, FOR THE RESOLUTION APPROVING OUR EXECUTIVE COMPENSATION, AND FOR RATIFICATION OF THE APPOINTMENT OF COHNREZNIK, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTERS THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MONSTER DIGITAL, INC.
ANNUAL MEETING OF STOCKHOLDERS
June 15, 2017
1:00 PM PACIFIC DAYLIGHT TIME

The undersigned stockholder(s) of MONSTER DIGITAL, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 3, 2017, and hereby appoints David H. Clarke and David Olert, or either of them acting singly in the absence of the other, with full power of substitution, as proxy and attorney-in-fact on behalf and in the name and place of the undersigned, and hereby authorizes each of them to represent and to vote all of the shares of capital stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Monster Digital, Inc. to be held on June 15, 2017, at 1:00 p.m., Pacific Daylight Time, at The Courtyard by Marriott located at 191 Cochran Street, Simi Valley, CA 93065, and at any adjournments or postponements thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE